                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:

[_] Preliminary proxy statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                COST PLUS, INC.
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                                COST PLUS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held June 22, 2000

                               ----------------

To The Shareholders:

   NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Cost Plus, Inc. (the "Company"), a California corporation, will be held on June 22, 2000 at 2:00 p.m., local time, at the Company's corporate headquarters located at 200 4th Street, Oakland, California 94607, for the following purposes:

  (1) To elect the following directors to serve for the ensuing year and until their successors are elected: Joseph H. Coulombe, Murray H. Dashe, Danny W. Gurr, Fredric M. Roberts, Kim D. Robbins and Thomas D. Willardson.

  (2) To approve an amendment to the Company's 1995 Stock Option Plan to increase the shares reserved for issuance thereunder by 350,000 shares.

  (3) To approve an amendment to the Company's 1996 Director Option Plan to increase the shares reserved for issuance thereunder by 100,000 shares.

  (4) To ratify and approve the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending February 3, 2001.

  (5) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only shareholders of record at the close of business on April 26, 2000 are entitled to notice of and to vote at the Annual Meeting.

   All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                          By Order of the Board of Directors

                                          Murray H. Dashe
                                          Chairman of the Board,
                                            Chief Executive Officer and
                                             President

Oakland, California
May 19, 2000


                            YOUR VOTE IS IMPORTANT

 To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                        DIRECTIONS TO COST PLUS, INC.'S
                            CORPORATE HEADQUARTERS

Cost Plus, Inc.
200 4th Street
Oakland, California 94607
(510) 893-7300

Directions from San Francisco
Take the Bay Bridge to Interstate 580 East, to Interstate 980 (Downtown Oakland), which turns into Interstate 880, to Jackson Street. Exit Jackson Street and take a right onto Jackson Street and a left on Fourth Street. The corporate headquarters are located right on the corner.

Directions from Oakland Airport (and from the south)
Take Interstate 880 North to Oak Street Exit. Exit Oak Street and go straight ahead for two blocks and turn left on Jackson Street. Go two blocks and turn left on Fourth Street. The corporate headquarters are located right on the corner.

                              [MAP APPEARS HERE]

                                COST PLUS, INC.

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

                                PROXY STATEMENT

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of Cost Plus, Inc. (the "Company") for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") to be held June 22, 2000 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's corporate headquarters located at 200 4th Street, Oakland, California 94607. The telephone number of the Company's corporate headquarters is (510) 893-7300.

   These proxy solicitation materials were mailed on or about May 19, 2000 to all shareholders entitled to vote at the Annual Meeting.

   On March 1 and October 1, 1999, the Company effected three-for-two splits of its Common Stock. All amounts related to the Company's Common Stock, including stock options, that are contained herein have been adjusted to reflect the stock splits.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company, Attention:
Jane L. Baughman, Inspector of Elections, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted "FOR" the slate of directors described herein, "FOR" Proposals Two, Three and Four and, as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

Voting and Solicitation

   Every shareholder voting for the election of directors may cumulate such shareholder's votes and either give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination before the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting, prior to the voting, of the intention to cumulate the shareholder's votes. If any one shareholder gives such notice, all shareholders may cumulate their votes. On all other matters, each share has one vote.

   The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. On each other matter, the affirmative vote of a majority of the votes cast is required under California law for approval. For this purpose, the "votes cast" are defined under California law to be the shares of the Company's Common Stock represented and voting in person or by proxy at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding on the record date for the meeting. Votes that are cast against a proposal will be counted for purposes of determining: (i) the presence or absence of a quorum; and (ii) the total number of votes cast with respect to the proposal. While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions in the counting of votes with respect to a proposal, the Company believes that abstentions should be counted for purposes of determining both: (i) the presence or absence of a quorum for the transaction of business; and (ii) the total number of votes cast with respect to the proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. An automated system administered by the Company's transfer agent tabulates the votes. Each proposal is tabulated separately.

   This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation, without payment of additional compensation, by directors, officers, or regular employees of the Company. In addition, the Company has retained Corporate Investor Communications, Inc., to assist in the solicitation of proxies at an estimated fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses.

   Only shareholders of record at the close of business on April 26, 2000 are entitled to notice of and to vote at the Annual Meeting. As of April 26, 2000, 20,687,778 shares of the Company's Common Stock were issued and outstanding.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   The Board of Directors of the Company currently consists of seven directors. One of the seven directors, Olivier Trouveroy, has indicated that he will not be standing for re-election. The Board of Directors, therefore, has approved an amendment to the Company's Bylaws which, effective immediately prior to the Annual Meeting, reduces the number of directors to six. Accordingly, a board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them so that the election of as many of the nominees listed below as possible is assured under cumulative voting. In this event, the specific nominees to be voted for will be determined by the proxy holders. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified.

Required Vote

   The six nominees receiving the highest number of affirmative votes of the holders of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal shall be elected to the Board of Directors. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

   The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

                                                                      Director
      Name of Nominee     Age          Principal Occupation            Since
      ---------------     ---          --------------------           --------
   Joseph H. Coulombe.... 69  Independent Management Consultant         1995

                              Chairman, Chief Executive Officer and
   Murray H. Dashe....... 57   President                                1997

                              President, Dorling Kindersley
   Danny W. Gurr......... 42   Publishing Inc.                          1995

                              Director of Product Development, Jack
   Kim D. Robbins........ 54   Nadel, Inc.                              1999

                              President, F. M. Roberts and Company,
   Fredric M. Roberts.... 57   Inc.                                     1999

   Thomas D. Willardson.. 49  Senior Vice President, Finance and        1991
                               Treasurer, Leap Wireless
                               International, Inc.

   Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

   Mr. Coulombe has served as a director of the Company since November 1995. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. From November 1992 to February 1994, Mr. Coulombe was an independent business consultant. From March 1992 to October 1992, Mr. Coulombe served as Executive Vice President of Pacific Enterprises, with principal responsibility for Thrifty Corporation, an operator of drug and sporting goods chain stores and also served as Co-Chairman of Thrifty Corporation. From June 1989 through March 1992, Mr. Coulombe served as an independent business consultant. Mr. Coulombe is the founder of Trader Joe's, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989. Mr. Coulombe also serves as a director of PIA Merchandising.

   Mr. Dashe joined the Company in June 1997 as Vice Chairman of the Board of Directors and was named President in September 1997, and Chairman of the Board of Directors and Chief Executive Officer in February 1998. From August 1992 to June 1997, he was Chief Operating Officer of Leslie's Poolmart, Inc., a swimming pool supply retail chain, and was a director of that company from August 1989 to November 1996. From May 1990 through August 1992, he was President and Chief Executive Officer of RogerSound Labs, a Southern California retailer of audio/video consumer electronics. From September 1985 through April 1990, Mr. Dashe held several positions with SILO, a consumer electronics and appliance retailer, including Regional President, Regional Vice President and Director of Stores. Previously, he was employed in an executive capacity by other retailers, including Allied Stores Corp. (now Federated Department Stores), where he served in a variety of positions of increasing responsibility, including Vice President/Director of Stores.

   Mr. Gurr has served as a director of the Company since November 1995. Since April 1998, Mr. Gurr has served as President of Dorling Kindersley Publishing Inc., a publisher of illustrated books, videos and multi-media products. From September 1991 to February 1998, Mr. Gurr served as President and Chief Executive Officer of Lauriat's Books, Inc., an operator of various bookstore chains ("Lauriat's Books"). In March 1998, Lauriat's Books filed for protection under Chapter 11 of the Federal Bankruptcy Act. From November 1995 until June 1997, Mr. Gurr served as President and Chief Executive Officer of Chadwick Miller, Inc., an importer and wholesaler of housewares and gifts. From September 1990 to September 1991, Mr. Gurr was Vice President of Publishing and Acquisition for the Outlet Book Company Division of Random House, Inc. Mr. Gurr also serves as a director for DK Holdings PLC.

   Ms. Robbins has served as a director of the Company since November 1999. Ms. Robbins is the Director of Product Development for Jack Nadel, Inc., a direct response promotion agency specializing in creative marketing and merchandise solutions. From 1996 to 1997, she was the Executive Vice President and General Merchandise Manager of House of Fabrics, Inc., which operates sewing and craft stores throughout the United States. From 1995 to 1996, she was the Vice President of Merchandising for Sport Chalet Inc., a sporting goods retailer.

   Mr. Roberts has served as a director of the Company since November 1999. Mr. Roberts is President of F. M. Roberts & Company, Inc., an investment banking firm he established in 1980. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers ("NASD"), which owns and operates the Nasdaq Stock Market. From 1994 to 1996, he was a member of the Nasdaq Board of Directors and its Executive Committee.

   Mr. Willardson was re-elected as a director of the Company in April 1996. He also served as a director of the Company from March 1991 to February 1996. Mr. Willardson is the Senior Vice President, Finance and Treasurer of Leap Wireless International, Inc., a wireless communications carrier. From August 1997 to June 1998, he served as a Vice President and Associate Managing Director of Bechtel Enterprises Inc., a wholly-owned investment and development subsidiary of Bechtel Group, Inc. He served as a manager of that company from July 1995 until August 1997. From January 1986 to July 1995, Mr. Willardson served as a principal at The Fremont Group, an investment company.

Board Meetings and Committees

   The Board of Directors of the Company held a total of six meetings during the fiscal year ended January 29, 2000. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions.

   The Audit Committee of the Board of Directors consists of Messrs. Trouveroy, Coulombe and Gurr and held two meetings during the last fiscal year. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company.

   The Compensation Committee of the Board of Directors consists of Ms. Robbins and Messrs. Roberts and Willardson and held three meetings during the last fiscal year. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and approves stock option grants for executive officers.

   No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served.

Director Compensation

 Cash Compensation

   In fiscal year 1999, each of the Company's non-employee directors was compensated at the rate of $12,000 per annum for service on the Board of Directors and committees thereof, with adjustments for service for a portion of the year. In addition, commencing in November 1999, each non-employee director received a fee of $750 for each in-person board meeting attended. Directors are also reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. The Chairmen of the Compensation and Audit Committees receive additional annual compensation of $4,000 and $2,500, respectively, for their services as chairs of those committees.

 1996 Director Option Plan

   The Company's 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the Company's shareholders in March 1996. Under the Director Plan, the Company has reserved 153,675 shares of Common Stock for issuance to the non-employee directors of the Company. The Director Plan will be in effect for a term of ten years unless sooner terminated.

   The Director Plan was originally designed to be automatic in its operation and provided that, upon joining the Board of Directors, each non-employee director would be granted options to purchase 15,918 shares of Common Stock and, each year thereafter on the date of the annual meeting of shareholders (or June 30, if earlier), would be granted options to purchase an additional 4,500 shares of Common Stock. In December 1998, the Financial Accounting Standards Board (the "FASB") proposed certain changes in the accounting treatment for options granted to directors that, if they had become effective, would have resulted in compensation expense charges that would have affected future accounting periods in an unpredictable manner. In view of these proposed changes in the accounting treatment for director options, the Board of Directors and the Company's stockholders approved amendments to the Director Plan to terminate the automatic grant mechanism and to provide flexibility to the Board of Directors in establishing the terms of options granted under the plan. On June 15, 1999 pursuant to the amended Director Plan, Lexington Equity Partners II, of which Mr. Trouveroy is a partner, and each of Messrs. Coulombe, Gurr, and Willardson were granted options to purchase 1,425 shares of Common Stock at an exercise price of $24.75. These options are fully vested.

   Subsequently, the FASB decided not to proceed with the proposed accounting changes. In November 1999, the Board of Directors reviewed director compensation information for companies that compete with the Company. As a result of this review and the FASB's decision not to enact changes in the accounting treatment for options granted to directors, the Board of Directors determined to revert to the director stock option award structure in effect under the Director Plan prior to the proposed changes. At that time, the Board of Directors granted Lexington Equity Partners II and each of Messrs. Coulombe, Gurr, and Willardson options to purchase 3,550 shares of Common Stock at an exercise price per share of $33.4375. In addition, upon their appointments to the Board of Directors, Mr. Roberts and Ms. Robbins were each granted options to purchase 15,918 shares of Common Stock at an exercise price of $33.4375 per share. Consistent with the original Director Plan, these option grants are subject to four year vesting and will be fully vested in November 2003.

   See Proposal Three for additional information on the Director Plan.

                                 PROPOSAL TWO

                    AMENDMENT OF THE 1995 STOCK OPTION PLAN

   The Company's 1995 Stock Option Plan (the "1995 Option Plan") was approved by the Board of Directors and by the shareholders in November 1995. An aggregate of 4,368,006 shares of Common Stock have been reserved for issuance under the 1995 Option Plan. However, under the terms of the 1995 Option Plan, that number must be reduced by 821,120 shares, the aggregate number of shares of Common Stock subject to options outstanding under the Company's 1994 Stock Option Plan (the "1994 Option Plan") and issued upon exercise of options granted under the 1994 Option Plan. Accordingly, an effective total of 3,546,886 shares of Common Stock are available for issuance under the 1995 Option Plan, which number will automatically increase to the extent that any of the 23,409 options outstanding as of January 29, 2000 under the 1994 Option Plan lapse or are canceled without being exercised. As of January 29, 2000, options to purchase 1,600,738 shares of Common Stock were outstanding under the 1995 Option Plan, 948,121 shares had been issued by the Company upon exercise of options under the 1995 Option Plan and 998,027 shares remained available for future option grants under the 1995 Option Plan. In February 2000 as part of the Company's annual grant program, options to purchase an additional 449,000 shares of Common Stock were granted under the 1995 Option Plan leaving 549,027 shares available for future option grants.

   In February 2000, the Board of Directors approved a proposal to amend the 1995 Option Plan to increase the shares reserved for issuance thereunder by 350,000 shares. The proposed increase represents less than two percent of the Company's outstanding stock as of the record date for the Annual Meeting and is less than the increase to the 1995 Option Plan approved by the shareholders at the annual meeting of shareholders in June 1999. The Company is seeking shareholder approval of the proposed amendment to the 1995 Option Plan. A summary of the 1995 Option Plan, as amended, is included as Appendix A to this Proxy Statement.

   The Board of Directors believes that the proposed increase is in the best interests of the Company for several reasons. First, the increase will provide an adequate reserve of shares for issuance under the 1995 Option Plan, which is an integral part of the Company's overall compensation program. In this regard, the Company anticipates awarding stock options in the future to a broader group of its management personnel to strengthen incentives for such persons. Second, the Board of Directors believes the proposed increase is essential for the Company to compete successfully against other companies in attracting and retaining key employees, thereby facilitating the future potential growth of the Company. Third, the Board of Directors believes the 1995 Option Plan is an important contributor to the alignment of employee and shareholder interests.

Amended 1995 Option Plan Benefits

   The following table sets forth information with respect to stock option grants under the 1995 Option Plan for the fiscal year ended January 29, 2000 to: (i) the Chief Executive Officer and the five most highly compensated executive officers of the Company in the fiscal year ended January 29, 2000;
(ii) all current executive officers as a group; and (iii) all other employees, including all current officers who are not executive officers, as a group:

                          Amended Plan Benefits Table

   Name of Individual or Identity of     Dollar Value Number of Shares Subject
   Group                                    ($)(1)     to Options Granted (#)
   ---------------------------------     ------------ ------------------------
   Murray H. Dashe......................   $199,840           109,500

   John F. Hoffner......................     62,450            33,750

   Kathi P. Lentzsch....................     62,450            33,750

   Judith A. Soares.....................     31,225            11,250

   Gary D. Weatherford..................     37,470            21,000

   All current executive officers as a
    group (12 total)....................    505,853           318,253

   All other current employees as a
    group...............................    401,317           263,085

--------
(1) Calculated by determining the difference between the fair market value of the Company's Common Stock on January 29, 2000 ($18.22), and the exercise price of such options, multiplied by the number of shares. The calculations exclude options which had an exercise price greater than the fair market value of the Company's Common Stock on January 29, 2000.

Required Vote

   The proposed amendment of the 1995 Option Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1995 STOCK OPTION PLAN.

                                PROPOSAL THREE

                  AMENDMENT OF THE 1996 DIRECTOR OPTION PLAN

   The 1996 Director Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the shareholders in March 1996. Under the terms of the Director Plan, the exercise price of each option is the market value of the Common Stock on the date of grant. Additionally, such options have terms of 10 years, but terminate earlier if the individual ceases to serve as a director. The Director Plan was originally designed to be automatic in its operation and provided that upon joining the Board of Directors each non-employee director would be granted options to purchase 15,918 shares of Common Stock and each year thereafter, on the date of the annual meeting of shareholders (or June 30, if earlier), would be granted options to purchase an additional 4,500 shares of Common Stock. In December 1998, the Financial Accounting Standards Board (the "FASB") proposed certain changes in the accounting treatment for options granted to directors that, if they had become effective, would have resulted in compensation expense charges that would have affected future accounting periods in an unpredictable manner. In view of these proposed changes in the accounting treatment for director options, the Board of Directors and the Company's stockholders approved amendments to the Director Plan to terminate the automatic grant mechanism and to provide flexibility to the Board of Directors in establishing the terms of options granted under the plan. On June 15, 1999 pursuant to the amended Director Plan, outside directors were granted options to purchase 1,425 shares of Common Stock.

   Subsequently, the FASB decided not to proceed with the proposed accounting changes. In November 1999, the Board of Directors reviewed director compensation information for companies that compete with the Company. As a result of this review and the FASB's decision not to enact changes in the accounting treatment for options granted to directors, the Board of Directors determined to revert to the director stock option award structure in effect under the Director Plan prior to the proposed changes. Therefore, the Board of Directors granted each existing outside director an option to purchase 3,550 shares of Common Stock and granted each of the two newly-appointed outside directors options to purchase 15,918 shares of Common Stock.

   A cumulative total of 153,675 shares of Common Stock have been reserved for issuance under the Director Plan. As of January 29, 2000 options to purchase 92,780 shares were issued and outstanding under the Director Plan, options to purchase 17,104 shares of Common Stock had been exercised, and options to purchase 43,790 shares remained available for future grants.

   In February 2000, the Board of Directors approved a proposal to amend the Director Plan to increase the shares reserved for issuance thereunder by 100,000 shares. The Company is seeking shareholder approval of the proposed amendment to the Director Plan. A summary of the Director Plan, as amended, is included as Appendix B to this Proxy Statement. The Board of Directors believes that the proposed amendments are in the best interest of the Company and its stockholders for a number of reasons. The Board of Directors believes that the Company's Director Plan serves as an incentive to current Directors and helps align their interests with those of the Company's stockholders. Second, the Board of Directors believes that the Director Plan is an important element of the Company's strategy to attract and retain qualified persons willing to serve on the Company's Board of Directors.

Amended Director Plan Benefits

   The following table sets forth information with respect to stock option grants expected to be made in the current fiscal year under the Director Plan to the Company's non-employee directors or their assignees:

                          Amended Plan Benefits Table

                                                           Options to be Granted
                                                               During Fiscal
   Name of Individual or Identity of Group                      2000 (#)(1)
   ---------------------------------------                 ---------------------
   Joseph H. Coulombe.....................................         4,500

   Danny W. Gurr..........................................         4,500

   Kim D. Robbins.........................................         4,500

   Fredric M. Roberts.....................................         4,500

   Thomas D. Willardson...................................         4,500

   All current non-employee directors (5 persons).........        22,500

--------
(1) The exercise price for all grants will be at the fair market value of the Company's Common Stock at the time of grant.

Required Vote

   The amendments to the 1996 Director Option Plan require the approval of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE 1996 DIRECTOR OPTION PLAN.

                                 PROPOSAL FOUR

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the current fiscal year ending February 3, 2001 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be available at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

   The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum. See "Voting and Solicitation" above.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

   The table below sets forth information for the three most recently completed fiscal years concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company in the fiscal year ended January 29, 2000:

                          Summary Compensation Table

                                    Annual             Long-Term
                                 Compensation        Compensation
                                 ------------    ---------------------
                                                 Restricted Securities
                                                   Stock    Underlying  All other
  Name and Principal    Fiscal  Salary   Bonus     Award     Options   Compensation
       Position          Year     ($)      ($)      ($)        (#)          ($)
  ------------------    ------ -------- -------- ---------- ---------- ------------
Murray H. Dashe........  1999  $360,577 $314,184    $ --     109,500     $   --
 Chairman, Chief
  Executive Officer      1998   348,923  168,320      --      45,000         --
 and President(1)        1997   199,904   87,958      --     239,063

John F. Hoffner........  1999   238,269   60,461      --      33,750      48,098(2)
 Executive Vice
  President,             1998   141,923   53,249      --     112,500      55,820(2)
 Administration, Chief
 Financial Officer and
 Secretary

Kathi P. Lentzsch......  1999   231,500  113,615      --      33,750         --
 Executive Vice
 President,
 Merchandising           1998   209,923   74,686      --      11,250         --
 and Marketing           1997   200,000   77,000      --     141,750         --

Judith A. Soares.......  1999   160,789   35,502      --      11,250         --
 Vice President,
  Information Systems    1998   107,788   20,986      --      45,000         --

Gary D. Weatherford....  1999   155,923   78,312      --      21,000         --
 Senior Vice President,
  Stores                 1998   135,808   50,599      --       4,502         --
                         1997   125,001   46,645      --      54,004         --

--------
(1) Mr. Dashe became Chief Executive Officer and Chairman of the Board of the Company in February 1998. Mr. Dashe joined the Company in June 1997 as Vice Chairman of the Board of Directors and was named President of the Company in September 1997.

(2) Amount reimbursed to Mr. Hoffner for relocation expenses.

   The table below provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended January 29, 2000 to the persons named in the Summary Compensation Table.


                       Option Grants in Last Fiscal Year

                                                                             Potential
                                                                        Realizable Value at
                                                                         Assumed Rates of
                                                                            Stock Price
                                                                         Appreciation for
                                       Individual Grants                   Option Term(3)
                         ---------------------------------------------- -------------------
                                     Percent of
                                       Total
                          Number of   Options
                         Securities  Granted to
                         Underlying  Employees    Exercise
                           Options   in Fiscal     Price     Expiration
Name                     Granted (#)  Year(1)   ($/Share)(2)    Date     5% ($)   10% ($)
----                     ----------- ---------- ------------ ---------- -------- ----------
Murray H. Dashe.........   72,000      11.37%     $15.4444   2/15/2009  $699,330 $1,772,242
                           37,500       5.92       31.5208   9/15/2009   743,373  1,883,853

John F. Hoffner.........   22,500       3.55       15.4444   2/15/2009   218,540    553,826
                           11,250       1.78       31.5208   9/15/2009   223,012    565,156

Kathi P. Lentzsch.......   22,500       3.55       15.4444   2/15/2009   218,540    553,826
                           11,250       1.78       31.5208   9/15/2009   223,012    565,156

Judith A. Soares........   11,250       1.78       15.4444   2/15/2009   109,270    276,912

Gary D. Weatherford.....   13,500       2.13       15.4444   2/15/2009   131,124    332,296
                            7,500       1.18       31.5208   9/15/2009   148,675    376,771

--------
(1) The Company granted options to employees and directors to purchase a total of 633,074 shares of Common Stock during the fiscal year ended January 29, 2000.

(2) All options were granted at the fair market value of the Common Stock on the date of grant, as determined by the Board of Directors. The exercise price may be paid in cash, check, shares of the Company's Common Stock or through a cashless exercise procedure involving same-day sale of the purchased shares, or by any combination of such methods.

(3) Potential realizable value is net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect the Company's estimate of future stock price growth.

   The table below provides the specified information concerning the exercise of options to purchase the Company's Common Stock in the fiscal year ended January 29, 2000 and the unexercised options held as of January 29, 2000 by the persons named in the Summary Compensation Table.

  Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                   Number of Securities
                                                  Underlying Unexercised    Value of Unexercised
                                                    Options at Fiscal      in the Money Options at
                           Shares       Value          Year-End (#)        Fiscal Year-End ($)(1)
                         Acquired on   Realized  ------------------------ -------------------------
Name                     Exercise (#)   ($)(1)   Exercisable Unexercisble Exercisable Unexercisable
----                     -----------  ---------- ----------- ------------ ----------- -------------
Murray H. Dashe.........   110,212    $1,473,251        0      260,850     $      0    $1,318,099

John F. Hoffner.........    30,937       466,002        0      115,312            0       384,480

Kathi P. Lentzsch.......    19,720       405,423   47,779      119,250      446,329       832,354

Judith A. Soares........    11,248       154,766        0       45,001            0       203,599

Gary D. Weatherford.....    40,394       906,028   20,216       62,009      168,344       385,796

--------
(1) Calculated by determining the difference between the fair market value of the Company's Common Stock on the date of exercise or at January 29, 2000 ($18.22), as applicable, and the exercise price of such options, multiplied by the number of shares.

Employment and Related Agreements; Change in Control Arrangements

   The Company has entered into retention agreements with the following executive officers: Murray Dashe, John Hoffner, Kathi Lentzsch, Joan Fujii and Gary Weatherford. These agreements provide for payments to them in certain circumstances upon their involuntary termination, including termination following a change of control (as such terms are defined below). Mr. Dashe's, Mr. Hoffner's, and Ms. Lentzsch's agreements provide for 12 months of severance pay in the event such employee is involuntarily terminated prior to June 15, 2001 (June 15, 2002 in the case of Mr. Dashe), and 18 months of severance pay if such employee is involuntarily terminated after a change of control prior to June 15, 2001 (June 15, 2002 in the case of Mr. Dashe). Both Ms. Fujii's and Mr. Weatherford's agreements provide for six months of severance pay in the event either such employee is involuntarily terminated prior to June 15, 2001, and nine months of severance pay if either such employee is involuntarily terminated after a change of control. In addition, the agreements for Mr. Dashe and Mr. Hoffner provide a minimum base salary.

   The agreements discussed in the preceding two paragraphs define an "involuntary termination" as either the termination by the Company of the executive's employment with the Company, other than for cause, or a material reduction in either the executive's salary and bonus or the executive's employee benefits. A "change of control" is defined as: (i) the acquisition by any person of securities representing 50% or more of the voting power of the Company's outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which the Company's shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction; (iv) the sale or disposition of all or substantially all of the Company's assets; or (vi) the complete liquidation or dissolution of the Company.

   The Company's 1995 Stock Option Plan provides that in the event of a change of control of the Company, as that term is defined in the 1995 Stock Option Plan, outstanding stock options will become fully vested and will either be exchanged for the same per share consideration other shareholders receive in the sale, less the option exercise price, or become exercisable thereafter for such consideration.

                     REPORT OF THE COMPENSATION COMMITTEE

   The Company's Executive Compensation program is administered by the Compensation Committee composed of three non-employee directors: Thomas D. Willardson, Kim D. Robbins, and Fredric M. Roberts. Mr. Willardson serves as Chairman of the Compensation Committee.

Compensation Philosophy

   The objectives of the executive compensation program are:

  . to align compensation with Company performance in meeting both short-term and long-term business objectives and with the interests of the Company's shareholders

  . to enable the Company to attract, retain and reward leaders who are key to the continued successful growth of the Company

  . to reward high levels of performance, with pay-at-risk increasing at higher levels of the organization

Compensation Program

   The Committee annually reviews the compensation of its executive officers on the basis of each executive's responsibility, position and level of experience in conjunction with a competitive peer company salary survey. The Company's total direct compensation program consists of base salary, annual cash incentive opportunity (the "Cash Plus Incentive Plan") and long-term equity-based incentive opportunity.

  .  The base salary structure is targeted at median competitive levels.

  . The Cash Plus Incentive Plan rewards the achievement of short-term operational goals based on the Company's achievement of targets established prior to the fiscal year for earnings before interest, taxes, depreciation and amortization (EBITDA), and other financial goals. The Committee believes that target bonus awards, in combination with base salaries, provide a total cash compensation opportunity at median competitive levels. If actual performance exceeds target levels, total cash compensation would be above median competitive levels. If actual performance does not meet target levels, total cash compensation would fall below median competitive levels.

  . Long-term incentive opportunity is delivered through annual basic grants under the Company's 1995 Option Plan at what the Committee believes are median competitive levels. An annual performance option grant provides additional equity opportunity above median competitive levels, based on the achievement of earnings per share targets.

Compensation of Chief Executive Officer

   The Committee generally uses the factors and criteria described above in establishing the compensation of the Chief Executive Officer. Mr. Dashe's base salary was raised to $400,000 per annum on November 17, 1999. Mr. Dashe is also provided an incentive bonus, which was satisfied through his participation in the Company's Cash Plus Incentive Plan. Mr. Dashe's incentive award payment for the fiscal year ended January 29, 2000 was based on the EBITDA target established prior to the fiscal year. The Company exceeded the EBITDA target for the fiscal year, resulting in the incentive award payments for Mr. Dashe and the other executive officers reflected in the Summary Compensation Table above. Mr. Dashe's incentive award payment for the fiscal year ended January 29, 2000 was $314,184.

   Mr. Dashe was also awarded stock option grants for the purchase of an aggregate of 109,500 shares of Common Stock during the last fiscal year. Of these, options to purchase 36,000 shares were considered "performance options" that would become exercisable at an earlier date if the Company met a specified earnings per share target for the fiscal year, which target was achieved.

   It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's shareholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

                                          The Compensation Committee

                                          Thomas D. Willardson, Chairman
                                          Kim D. Robbins
                                          Fredric M. Roberts

Compensation Committee Interlocks and Insider Participation

   Neither Kim D. Robbins, Fredric M. Roberts, nor Thomas D. Willardson, the members of the Company's Compensation Committee, is an executive officer of any entity for which any executive officer of the Company serves as a director or a member of the Compensation Committee.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total return for the Company's Common Stock, the Nasdaq National Market--U.S. Index and the Nasdaq CRSP Retail Group Index from the date trading commenced in the Company's Common Stock (April 4, 1996) through the fiscal year ended January 29, 2000. In preparing the graph it was assumed that: (i) $100 was invested on April 4, 1996 in the Company's Common Stock at an initial public offering price of $10.00 per share, the Nasdaq National Market--U.S. Index and the Nasdaq CRSP Retail Group Index; and (ii) all dividends were reinvested.

                COMPARISON OF 46 MONTH CUMULATIVE TOTAL RETURN
          AMONG COST PLUS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ RETAIL TRADE INDEX

                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                   AMONG COST PLUS, INC., NASDAQ STOCK MARKET
                           AND NASDAQ RETAIL TRADE

                      [PERFORMANCE GRAPH APPEARS HERE]

                                               NASDAQ       NASDAQ
Measurement Period           COST PLUS         STOCK        RETAIL
(Fiscal Year Covered)        INC               MARKET       TRADE
---------------------        ---------------   ---------    ----------
Measurement Pt-04/04/1996    $100.00           $100.00      $100.00
FYE 04/1996                  $238              $113         $112
FYE 07/1996                  $225              $104         $107
FYE 10/1996                  $178              $118         $111
FYE 01/1997                  $173              $119         $105
FYE 04/1997                  $165              $128         $108
FYE 07/1997                  $255              $145         $121
FYE 10/1997                  $271              $146         $125
FYE 01/1998                  $248              $149         $126
FYE 04/1998                  $324              $162         $144
FYE 07/1998                  $295              $138         $105
FYE 10/1998                  $300              $163         $124
FYE 01/1999                  $355              $232         $154
FYE 04/1999                  $529              $233         $154
FYE 07/1999                  $660              $245         $150
FYE 10/1999                  $821              $272         $139
FYE 01/2000                  $377              $356         $129

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding Report of the Compensation Committee and the preceding Performance Graph shall not be incorporated by reference into any such filings; nor shall such Compensation Committee Report or Performance Graph be incorporated by reference into any future filings.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The table below sets forth as of March 31, 2000 (except as otherwise indicated) certain information with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                                                       Shares
                                                    Beneficially
                Name and Address(1)                    Owned     Percentage(2)
                -------------------                 ------------ -------------
Delaware Management Holdings, Inc.(3)..............  1,700,600       8.30%
 One Commerce Square
 2005 Market Street
 Philadelphia, PA 19103
The TCW Group, Inc.(4).............................  1,372,575       6.70%
 865 South Figueroa
 Los Angeles, CA 90017
Murray H. Dashe(5).................................     53,925          *
John F. Hoffner....................................        135          *
Kathi P. Lentzsch(5)...............................     96,886          *
Judith A. Soares(5)................................     13,124          *
Gary D. Weatherford(5).............................     53,134          *
Joseph H. Coulombe(6)..............................     19,716          *
Danny W. Gurr(7)...................................     21,838          *
Kim D. Robbins.....................................          0          *
Fredric Roberts ...................................          0          *
Olivier L. Trouveroy(8)............................      5,406          *
Thomas D. Willardson(5)............................     14,238          *
All current directors and executive officers as a
 group (18 persons)................................    520,959       2.54%

--------
 * Less than 1%

(1) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown.

(2) Percentage ownership is based on 20,487,395 shares of Common Stock outstanding as of March 31, 2000 plus any shares issuable pursuant to the options held by the person or group in question which may be exercised within 60 days of March 31, 2000.

(3) Information is as of February 10, 2000, and is based solely on a Schedule 13G/A filed with the Securities and Exchange Commission by Delaware Management Holdings, Inc. and Delaware Management Business Trust, both of which report to have beneficial ownership of the shares.

(4) Information is as of February 14, 2000, and is based solely on a Schedule 13G filed with the Securities and Exchange Commission by The TCW Group, Inc. Mr. Robert Day is the majority shareholder of The TCW Group, Inc. and is deemed also to have beneficial ownership of the shares held by The TCW Group, Inc.

(5) Includes shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000, as follows: Mr. Dashe, 53,925; Ms. Lentzsch, 95,778; Ms. Soares, 13,124; Mr. Weatherford, 47,419; Mr. Willardson, 13,238; and all directors and executive officers as a group (18 persons), 460,781.

(6) Includes 9,106 shares held by the Coulombe Family Trust. Also includes 10,610 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

(7) Includes 3,700 shares registered in the name of Mr. Gurr's spouse, Vivian Southwell. Also includes 16,738 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2000.

(8) Includes 5,406 shares issuable upon exercise of stock options held by Lexington Equity Partners II exercisable within 60 days of March 31, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 29, 2000, all officers, directors and greater than ten percent shareholders complied with all Section 16(a) filing requirements.

                      DEADLINE FOR RECEIPT OF SHAREHOLDER
                        PROPOSALS--2001 ANNUAL MEETING

   Shareholders of the Company are entitled to present proposals for consideration at forthcoming shareholder meetings provided that they comply with the proxy rules promulgated by the Securities and Exchange Commission and the Bylaws of the Company. Shareholders wishing to present a proposal at the Company's 2001 Annual Shareholder Meeting must submit such proposal to the Company by January 19, 2001 if they wish to include it in the proxy statement and form of proxy relating to that meeting. In addition, under the Company's Bylaws, a shareholder wishing to make a proposal at the 2001 Annual Shareholder Meeting must submit such proposal to the Company prior to April 3, 2001.

                                 OTHER MATTERS

   The Company knows of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Murray H. Dashe
                                          Chairman of the Board,
                                            Chief Executive Officer and
                                             President

Dated: May 19, 2000

                                                                     APPENDIX A

                       SUMMARY OF 1995 STOCK OPTION PLAN
                        (INCLUDING PROPOSED AMENDMENT)

   The essential features of the 1995 Stock Option Plan (the "1995 Option Plan") are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 1995 Option Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the 1995 Option Plan.

   Purpose. The purpose of the 1995 Option Plan is to strengthen the Company by providing an incentive to selected officers and other key employees and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to selected officers and other key employees of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of stock options to purchase Common Stock of the Company.

   Administration. The 1995 Option Plan is administered by the Board or a committee appointed by the Board (as applicable, the "Administrator"). Such committee may consist of (i) two or more "non-employee" directors in order to grant options to officers and directors in compliance with Rule 16b-3 promulgated under the Exchange Act or (ii) two or more "outside" directors in order to grant options intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Administrator may make any determinations deemed necessary or advisable for the 1995 Option Plan.

   Eligibility. The 1995 Option Plan provides that options may be granted to employees, including officers, directors and consultants of the Company, its parent or subsidiaries. Incentive stock options may be granted only to employees, including employee directors and officers. The Administrator approves the participants, the time or times at which options are granted and the number of shares subject to each grant.

   Limits on Grants. Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options granted to such persons, the 1995 Option Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 397,983 shares of Common Stock.

   Reserved Shares. The maximum number of shares that may be subject to option grants under the 1995 Option Plan is 4,718,006 shares, less the aggregate number of shares (i) subject to options outstanding under the Company's 1994 Stock Option Plan and (ii) issued upon exercise of options granted under the 1994 Stock Option Plan. Subject to the provisions of the 1995 Option Plan, any shares of Common Stock which cease to be subject to an option will become available for future option grants under the 1995 Option Plan.

   Terms of Options. The specific terms of each option granted under the 1995 Option Plan are determined by the Administrator. Each option is evidenced by a written agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

     (a) Exercise of Option. The Administrator determines when options may be exercisable. The Administrator may accelerate the vesting of any outstanding option. The purchase price of the exercise of any option may be paid, at the discretion of the Administrator, in cash, check, cashless exercise, or other shares of Common Stock (with some restrictions).

     (b) Exercise Price. The exercise price under the 1995 Option Plan is determined by the Administrator, provided that, in the case of an incentive stock option, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, and, provided further, that, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the exercise price may be no less than 110% of the fair market value of the Common Stock on the date the option is granted.

     (c) Disability or Retirement of Optionee. If optionee's employment with or service as a consultant to or director of the Company ends because of optionee's disability or voluntary retirement (at or after age 65 or at or after age 55 with the Company's consent), optionee may exercise his or her options for one year after the date of termination (but in no event later than the expiration date of the options) to the extent the options were vested as of the date of termination unless otherwise provided for in the stock option agreement. The Administrator may provide in the stock option agreement for the options to become fully vested and exercisable on the date of such termination.

     (d) Death of Optionee. If an optionee should die while employed by or serving as a consultant to or director of the Company, or within thirty days after termination of optionee's employment, consultancy or directorship, the options may be exercised at any time within one year after the date of death (but in no event later than the date of expiration of the term of the option). If an optionee's employment with the Company is terminated because of his or her death, all options held by the optionee shall be exercisable, including those not vested or exercisable on the date of such optionee's death.

     (e) Termination for Cause. If an optionee's employment with or service as a consultant to the Company is terminated for cause, all options held by the optionee will terminate on the date of optionee's termination. Cause includes (i) the intentional failure to perform reasonably assigned duties,
  (ii) dishonesty or willful misconduct in the performance of duties, (iii) engaging in actions in connection with the performance of duties which are adverse to the Company's interests or for personal profit or (iv) the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) in connection with the performance of duties.

     (f) Termination of Employment. If the optionee's status as an employee, consultant or director terminates for any reason other than death, disability, retirement, or cause, an option may be exercised for thirty days after such termination (but in no event later than the date of expiration of the term of the option) and may be exercised only to the extent such option was exercisable and vested on the date of termination.

     (g) Termination of Options. Stock options granted under the 1995 Option Plan expire as determined by the Administrator, but in no event later than ten (10) years from the date of grant. However, in the case of an incentive stock option granted to an employee who, at the time of such grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the option may not be greater than five (5) years. Under the form of option agreement currently used by the Company, options generally expire ten (10) years from the date of grant.

     (h) Non-transferability of Options. Unless otherwise specified by the Administrator, options are non-transferable by the optionee other than by will or by the laws of descent or distribution and are exercisable during the optionee's lifetime only by the optionee.

     (i) Vesting. Unless otherwise determined by the Administrator, one-fourth of the shares subject to option will vest and become exercisable each year on the anniversary of the option's grant date.

     (j) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1995 Option Plan as may be determined by the Administrator.

   Adjustments Upon Changes in Capitalization. In the event a change in the Company's capitalization as a result of a merger, consolidation, reorganization, spin-off, stock dividend, stock split, reclassification or recapitalization, the Administrator will determine the appropriate adjustment to be made in the number of shares reserved for issuance under the 1995 Option Plan, the maximum number of shares which may be granted annually to each employee under the 1995 Option Plan and the number of shares subject to outstanding options under the 1995 Option Plan, as well as in the price per share of Common Stock covered by such options. Such adjustment will be made so as not to cause a modification (as defined in the Code) of any incentive stock options.

   Change of Control. In connection with a change of control of the Company, each outstanding option shall become fully vested and exercisable and, at the election of the Company:

     (a) (i) each option shall be deemed to have been exercised to the extent it had not been exercised prior to that date; (ii) the shares issuable in connection with the deemed exercise of each option shall be issued to the acquiror of the Company, if any; and (iii) the optionee shall receive a per share payment equal to the number (or amount) and kind of consideration that each holder of a share was entitled to receive in connection with the transaction, reduced by the per share option price, or

     (b) shall be terminated in exchange for a per share payment for each share then subject to such option equal to the number (or amount) and kind of consideration that each holder of a share was entitled to receive in connection with the transaction, reduced by the per share option price, or

     (c) in the event of a change of control of the Company that is consummated pursuant to a merger, consolidation or reorganization (a "Transaction"), each outstanding option shall become fully (100%) vested and exercisable, and the 1995 Option Plan and the outstanding options shall continue in effect and each optionee shall be entitled to receive in respect of each share subject to any outstanding option, upon exercise of such option, the same number (or amount) and kind of consideration that each holder of a share was entitled to receive in connection with the Transaction.

   A change of control means (i) a merger or consolidation of the Company where the Company's stockholders prior to the merger or consolidation do not own at least fifty percent of the Company after the merger or consolidation,
(ii) the sale of all or substantially all of the assets of the Company, (iii) the complete liquidation or dissolution of the Company, (iv) an acquisition by any person directly or indirectly of fifty percent or more of the total voting power of the Company and (v) certain changes in the composition of the board of directors occurring within a two year period.

   Sale of the Company. In the event of a sale of the Company, each optionee shall sell all incentive stock options, vested and unvested, granted prior to February 12, 1998, and receive the same consideration entitled to each shareholder in connection with the sale of the Company and, if certain conditions are met, may be required to vote in favor of the sale of the Company. The consideration received by an optionee with an incentive stock option granted prior to February 12, 1998 will be reduced by an amount equal to the optionee's proportionate share of the expenses of the sale incurred by certain controlling shareholders of the Company. A sale of the Company includes a sale of all or substantially all of the assets of the Company, a complete liquidation or dissolution of the Company, and a merger consolidation or reorganization involving the Company if certain conditions are met.

   Amendment and Termination of Plan. The Board of Directors may amend the 1995 Option Plan at any time, or may terminate the 1995 Option Plan, without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1995 Option Plan for which shareholder approval would be required under the Code or other applicable rules, and no action by the Board of Directors or shareholders may unilaterally impair any option previously granted under the 1995 Option Plan. In any event, the 1995 Option Plan will terminate in November, 2005. Any options outstanding under the 1995 Option Plan at the time of its termination will remain outstanding until they expire by their terms.

Tax Information

   The following is a summary of the effect of federal income taxation with respect to the grant and exercise of options under the 1995 Option Plan. It does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

   Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company. Unless limited by
Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

   Nonqualified Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

                                                                     APPENDIX B

                     SUMMARY OF 1996 DIRECTOR OPTION PLAN
                        (INCLUDING PROPOSED AMENDMENT)

   The essential features of the 1996 Director Option Plan (the "Director Plan") are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Director Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the Director Plan.

   Purpose. The purposes of the Director Plan are to attract and retain the best available individuals for service as non-employee directors of the Company ("Outside Directors"), to provide additional incentive to the Outside Directors and to encourage their continued service on the Board of Directors.

   Administration. The Director Plan is administered by the Board of Directors or a committee appointed by the Board (the "Committee"), whose members receive no additional compensation for such service. All grants of options under the Director Plan are subject to the discretion of the Committee pursuant to the terms of the Director Plan. All questions of interpretation or application of the Director Plan are determined by the Board of Directors, whose decisions are final and binding upon all participants.

   Reserved Shares. The maximum number of shares that may be subject to option grants under the Director Plan is 253,675 shares.

   Eligibility. Options under the Director Plan may be granted only to Outside Directors of the Company or the director's assignee. As of the Record Date, there were five Outside Directors of the Company, five of whom have been nominated to serve as directors for the 2000 fiscal year.

   Terms of Options. The specific terms of each option granted under the Director Plan are determined by the Committee. Each option granted under the Director Plan is evidenced by a written stock option agreement between the Company and the optionee. Options are generally subject to the terms and conditions listed below.

   Exercise of the Option. Options granted under the Director Plan expire as determined by the Committee, but in no event later than ten years from the date of grant. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option shall be in cash, check, certain other shares of the Company's Common Stock, pursuant to a "cashless" exercise program or any combination of the foregoing payment methods.

   Exercise Price. The per share exercise price for shares to be issued pursuant to exercise of an option under the Director Plan is 100% of the fair market value per share of the Company's Common Stock on the date of grant of the option. The fair market value is determined by the closing price on the Nasdaq National Market on the date of the grant of the option.

   Termination of Continuous Status as Director. If an optionee ceases to serve as a director, he or she may, but only within six months after the date he or she ceases to be a director of the Company, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination (but in no event later than the expiration of its term). To the extent that he or she was not entitled to exercise the option at the date of such termination, or if he or she does not exercise such option within the time specified, the option terminates.

   Disability or Death. In the event that a director is unable to continue the director's service as such with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code) or if an optionee should die while a director of the Company, the director or his or her estate may, but only within twelve months from the date of termination due to disability or death, exercise the option to the extent the director was entitled to exercise the option at the date of such termination (but in no event later than the expiration of its term). To the extent that the director was not entitled to exercise the option at the date of such termination, or if the director or his or her estate does not exercise such option within the time specified, the option terminates.

   Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, options under the Director Plan shall terminate.

   Merger or Asset Sale. In the event of a merger of the Company or the sale of substantially all of the assets of the Company, each option may be assumed or an equivalent option substituted by the successor corporation. If the successor does not agree to assume or substitute the option, each option shall also become fully vested and exercisable for a period of thirty days from the date the Board notifies the optionee, after which period the option shall terminate. If, after the assumption or substitution of the options, the director does not continue as a director of the Company or the successor corporation other than as a result of a voluntary resignation, the option will become fully vested and exercisable and remain exercisable for six months after the end of the directorship.

   Capital Changes. In the event of any changes made in the Company's capitalization which result in an exchange of Common Stock for a greater or lesser number of shares without receipt of consideration, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the Director Plan, as well as the number of shares reserved for issuance under the Director Plan.

   Nontransferability of Option. Options granted pursuant to the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

   Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Board.

Amendment and Termination

   The Board may at any time amend, alter, suspend or discontinue the Director Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of any optionee under any grant theretofore made without such optionee's consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, including the requirements of the NASD (or an established stock exchange), the Company shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to such a degree as required.

Federal Income Tax Aspects of the Director Plan

   Options granted pursuant to the Director Plan are "nonstatutory options" and will not qualify for any special tax benefits to the optionee.

   An optionee will not recognize any taxable income at the time the option is granted. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price. Because shares held by directors might be subject to restrictions on resale under Section 16(b) of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service pursuant to
Section 83(b) of the Code within thirty days after the date of exercise.

   Upon a resale of shares acquired pursuant to an option under the Director Plan, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The tax rate on net capital gain (net long- term capital gain minus net short-term capital loss) is capped at 28%. Capital losses are allowed in full against capital gains plus $3,000 of other income.

   The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. The Company is not required to withhold any amount for tax purposes on any such income included by the optionee.

   The foregoing summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant of options under the Director Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the optionee may reside.

                                  DETACH HERE

--------------------------------------------------------------------------------

PROXY                      COST PLUS, INC.                                 PROXY

                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS

               This Proxy is Solicited by the Board of Directors

     The undersigned shareholder(s) of Cost Plus, Inc., a California corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 19, 2000, and hereby appoints MURRAY H. DASHE and JOHN F. HOFFNER, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Cost Plus, Inc. to be held on June 22, 2000 at 2:00 p.m., local time, at the Company's corporate headquarters located at 200 4th Street, Oakland, California 94607 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the matters on the reverse side and with discretionary authority as to any and all other matters that may properly come before the meeting.

SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SEE REVERSE
     SIDE                                                                   SIDE

                                  DETACH HERE

--------------------------------------------------------------------------------

[X]  Please mark votes as in this example.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS SET FORTH BELOW AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

1. Election of Directors to serve one year terms. Nominees: Murray H. Dashe, Joseph H. Coulombe, Danny W. Gurr, Kim D. Robbins, Fredric M. Roberts, Thomas D. Willardson

       FOR       [_]       WITHHELD       [_]           MARK HERE          [_]
       ALL                 FROM ALL                   IF YOU PLAN TO
     NOMINEES              NOMINEES                 ATTEND THE MEETING

     [_]______________________________                  MARK HERE          [_]
     (Instruction: To withhold authority to            FOR ADDRESS
     vote for any individual nominee write        CHANGE AND NOTE BELOW
     that nominee's name in the space above.)

2.  To approve an amendment to the Company's 1995 Stock     [_]  FOR            [_]  AGAINST          [_]  ABSTAIN
    Option Plan to increase the shares reserved for
    issuance thereunder by 350,000 shares.

3.  To approve an amendment to the Company's 1996           [_]  FOR            [_]  AGAINST          [_]  ABSTAIN
    Director Option Plan to increase the shares reserved
    for issuance thereunder by 100,000 shares.

4.  To ratify and approve the appointment of Deloitte &     [_]  FOR            [_]  AGAINST          [_]  ABSTAIN
    Touche LLP as independent auditors of the Company for
    the fiscal year ending February 3, 2001.

     TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN and DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

     (This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Signature:                               Date:
          --------------------------          ------------------------

Signature:                               Date:
          --------------------------          ------------------------